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                                                                                                                        EXHIBIT 12
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                                                    PROTECTIVE LIFE CORPORATION

                                                              Three Months
                                                                  Ended
                                                                March 31                            Year Ended December 31
                                                              ------------         ------------------------------------------------

                                                             1996       1995       1995       1994       1993       1992      1991
                                                             ----       ----       ----       ----       ----       ----      ----
COMPUTATION OF RATIO OF CONSOLIDATED
     EARNINGS TO FIXED CHARGES

     Income before income tax                              $33,140     $29,572   $121,034   $106,173    $85,044    $59,947   $51,703
     Less pretax minority interest                                                                           19         90     1,721
     Add interest expense                                    2,709       2,615      9,589      7,766      6,338      4,806     5,738
                                                           -------     -------   --------   --------    -------    -------   -------

     Earnings before interest and taxes                    $35,849     $32,187   $130,623   $113,939    $91,363    $64,663   $55,720
                                                           =======     =======   ========   ========    =======    =======   =======

     Earnings before interest and taxes
       divided by interest expense                            13.2       12.3       13.6        14.7       14.4       13.5       9.7
                                                              ====       ====       ====        ====       ====       ====       ===

COMPUTATION OF RATIO OF CONSOLIDATED
     EARNINGS TO COMBINED FIXED CHARGES
     AND DIVIDENDS ON PREFERRED SECURITIES

     Income before income tax                              $33,140    $29,572    $121,034   $106,173    $85,044    $59,947   $51,703
     Less pretax minority interest                                                                           19         90     1,721
     Add interest expense                                    2,709      2,615       9,589      7,766      6,338      4,806     5,738
                                                           -------    -------    --------   --------    -------    -------   -------

     Earnings before interest and taxes                    $35,849    $32,187    $130,623   $113,939    $91,363    $64,663   $55,720
                                                           =======    =======    ========   ========    =======    =======   =======

     Dividends on Preferred Securities                      $1,237     $1,237      $4,950     $2,763
                                                            ======     ======      ======     ======

     Earnings before interest and taxes
        divided by interest expense and
        dividends on preferred securities                      9.1        8.4         9.0       10.8       14.4       13.5       9.7
                                                               ===        ===         ===       ====       ====       ====       ===

COMPUTATION OF RATIO OF CONSOLIDATED
     EARNINGS TO INTEREST ON DEBT,
     DIVIDENDS ON PREFERRED SECURITIES
     AND INTEREST CREDITED ON INVESTMENT
     PRODUCTS

     Income before income tax                             $ 33,140    $29,572    $121,034   $106,173   $ 85,044   $ 59,947  $ 51,703
     Less pretax minority interest                                                                           19         90     1,721
     Add interest expense                                    2,709      2,615       9,589      7,766      6,338      4,806     5,738
     Add interest credited to investment
     products                                               69,895     67,685     286,710    260,081   $220,772    173,658   132,533
                                                          --------    -------    --------   --------   --------   --------  --------
     Earnings before interest, taxes and
        interest credited on investment
        products                                          $105,744    $99,872    $417,333   $374,020   $312,135   $238,321  $188,253
                                                          ========    =======    ========   ========   ========   ========  ========

     Dividends on Preferred Securities                      $1,237     $1,237      $4,950     $2,763
                                                            ======     ======      ======     ======

     Earnings  before  interest,  taxes  and
        interest  credited  to  investment
        products divided by interest expense,
        dividends on preferred securities,
        and interest credited on investment
        products                                               1.4        1.4         1.4        1.4       1.4        1.3        1.4
                                                               ===        ===         ===        ===       ===        ===        ===

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